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                                                                    EXHIBIT 99.3


                               EXCHANGE OFFER FOR


            OUTSTANDING 3.75% CONVERTIBLE SUBORDINATED NOTES DUE 2007

                                 IN EXCHANGE FOR

         6.52% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE DECEMBER 31, 2009
AND THE SALE OF UP TO $50,000,000 OF 6.52% CONVERTIBLE SENIOR SUBORDINATED NOTES
                         DUE DECEMBER 31, 2009 FOR CASH


                         WHICH WILL BE REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED,
                                PRIOR TO CLOSING

                                       OF

                                 ALKERMES, INC.


To:  Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees


      Alkermes, Inc. (the "Company") is offering, upon and subject to the terms and conditions set forth in the Preliminary Prospectus, dated November 26, 2002 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange its 6.52% Convertible Senior Subordinated Notes due December 31, 2009 for its outstanding 3.75% Convertible Subordinated Notes due 2007 (the "Existing Notes") (the "Exchange Offer"), as described in the Prospectus.


      We are requesting that you contact your clients for whom you hold Existing Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Existing Notes registered in your name or in the name of your nominee, or who hold Existing Notes registered in their own names, we are enclosing the following documents:

      1.    Prospectus;

      2. The Letter of Transmittal for your use and for the information of your clients;

      3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

      4. A form of letter which may be sent to your clients for whose account you hold Existing Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instruction with regard to the Exchange Offer;

      5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

      6. Return envelopes addressed to State Street Bank and Trust Company, the Exchange Agent for the Exchange Offer.
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      Your prompt action is requested. The Exchange Offer will expire at 5:00
P.M., New York City time, on December 24, 2002, unless extended by the Company (the "Expiration Date"). Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date or at any time after January 24, 2003 if we have not accepted the tendered Existing Notes for exchange by then.


      To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), or an electronic confirmation pursuant to the Depository Trust Company's ATOP system, with any required signature guarantees and any other required documents, should be sent to the Exchange Agent all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

      Please note that the Depository Trust Company's ATOP system cannot accommodate indications of interest in purchasing additional New Notes in the Cash Offer. Accordingly, if a registered holder of Existing Notes wishes to purchase additional New Notes, that holder should directly contact U.S. Bancorp Piper Jaffray at (877) 420-2321, Attention: Jeffrey Winaker or Brian Sullivan.


      If a registered holder of Existing Notes desires to tender, but the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer-Guaranteed Delivery Procedures."


      The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Existing Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Existing Notes pursuant to the Exchange Offer, except as set forth in Instruction 5 of the Letter of Transmittal.

      The Company has not authorized anyone to make any recommendation to holders as to whether to tender or refrain from tendering in the Exchange Offer.

      Any questions related to the procedure for tendering you may have with respect to the Exchange Offer should be directed to State Street Bank and Trust Company, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal. Any other questions you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Georgeson Shareholder Communications, Inc., the Information Agent for the Exchange Offer, at its address and telephone numbers set forth in the instructions to the Letter of Transmittal.

                                                      Very truly yours,


                                                      Alkermes, Inc.



NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.